Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

National Rural Utilities Cooperative Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Debt	Variable Denomination Floating Rate Demand Notes	Other(1)	$3,000,000,000(1)		$3,000,000,000			S-3	333-263864	03/25/2022	$0(1)
	Total Offering Amounts					$3,000,000,000		$0
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$0

(1) This registration statement covers all investments in the Variable Denomination Floating Rate Demand Notes up to $20 billion, with the registration fee based on the aggregate principal amount of such notes outstanding from this offering not exceeding $3 billion at a particular time. All $3 billion of the notes registered hereunder were previously registered on Registration Statement No. 333-263864 filed on March 25, 2022 (the “Prior Registration Statement”). In connection with the registration of such notes on the Prior Registration Statement, the Registrant offset the entire registration fee of $278,100 utilizing the previously paid fee related to unsold securities registered pursuant to Registration Statement No. 333-187721 filed on April 4, 2013. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is carrying forward the securities that were previously registered under the Prior Registration Statement. Accordingly, there is no registration fee due in connection with this registration statement. This registration statement is being filed solely to replace the Prior Registration Statement that is scheduled to expire on March 25, 2025 pursuant to Rule 415(a)(5) under the Securities Act. In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the Prior Registration Statement.